Exhibit 1.1

EXECUTION VERSION

UNUM GROUP

5.625% SENIOR NOTES DUE 2020

UNDERWRITING AGREEMENT

September 8, 2010

September 8, 2010

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Unum Group, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the aggregate principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated November 12, 2008 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus relating to the Securities.

(d) The Company has been duly incorporated and is validly existing as a corporation, and as of the Closing Date will be in good standing under the laws of the jurisdiction of its incorporation, and as of the date hereof and as of the Closing Date, has the power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except for any jurisdiction where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, or involve a prospective material adverse effect, on the general affairs, management, financial position, results of operations, or stockholders’ equity of the Company and its subsidiaries (a “Material Adverse Effect”); and each of the subsidiaries of the Company listed on Schedule I hereto, which constitutes an accurate and complete list of the “significant subsidiaries” of the Company within the meaning of Regulation S-X under the Securities Act (collectively, the “Significant Subsidiaries”), has been duly organized and is validly existing as a corporation, limited liability company or other entity in good standing under the laws of its jurisdiction of organization with the power and authority to own its properties and conduct its business, except where the failure of any such Significant Subsidiary to be so would not, in each case, have a Material Adverse Effect; and each Significant Subsidiary is duly qualified to do business as a foreign corporation for the transaction of business, and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except where the failure of any such Significant Subsidiary to be so would not, in each case, have a Material Adverse Effect.

(e) Neither the Company nor any of its Significant Subsidiaries has sustained, since December 31, 2009, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Time of Sale Prospectus; and, since the respective dates as of which information is given or incorporated by reference in the Registration Statement and the Time of Sale Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development that could be reasonably expected to cause a prospective material adverse change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus.

(f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company.

(g) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for 49,900 shares of the stock of UnumProvident Finance Company plc and directors’ qualifying shares and except as otherwise set forth in the Time of Sale Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except in the case of each for such liens, encumbrances, equities or claims that would not, in each case individually or collectively, have a Material Adverse Effect.

(h) The Securities have been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits provided by the Indenture; the Indenture is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture and the Securities conform, in all material respects, to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus as amended or supplemented.

(i) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) (with respect solely to the Significant Subsidiaries), (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such conflicts, breaches and violations that, individually or in the aggregate, do not have a Material Adverse Effect or a material adverse effect on the consummation by the Company of the transactions consummated hereby, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such as have been, or will have been prior to the time of delivery of the Securities to the purchasers thereof on the Closing Date (as defined in Section 4), obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offering and distribution by the Managers.

(k) Other than as set forth in the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(l) (A) Each of the Company and its Significant Subsidiaries has all necessary consents, licenses, authorizations, approvals, orders, certificates, permits, registrations and qualifications (collectively, the “Consents”) of and from, and have made all filings and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use its properties and assets and to conduct its business as contemplated in the Time of Sale Prospectus, except where the failure to have such Consents or have made such Filings would not have a Material Adverse Effect; (B) the Company and each of the Significant Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, except where the failure to comply with such laws, rules, regulations, orders, by-laws or similar requirements would not have a Material Adverse Effect; (C) and all such Consents and Filings are in full force and effect and, except with respect to events, inquiries, investigations and proceedings as set forth in the Time of Sale Prospectus, neither the Company nor any of the Significant Subsidiaries have received any notice of any event, inquiry, investigation or proceeding that would result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any Significant Subsidiary, except where the failure to so comply, the failure to have such Consents or have made such filings or the imposition of any such suspension, revocation or limitation would not have a Material Adverse Effect; and (D) to the knowledge of the Company, there is no sustainable basis for any such suspension, revocation or limitation of any such Filing or Consent that would have a Material Adverse Affect.

(m) The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of the Senior Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities, under the caption “U.S. Income Tax Consequences,” under the caption “Underwriting” and under the caption “Plan of Distribution” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(n) The Company is not and, after giving effect to the offering and sale of Securities pursuant to this Agreement, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(o) The financial statements of the Company and its consolidated subsidiaries, together with the related schedules and notes, each as contained or incorporated by reference in the Time of Sale Prospectus, present fairly in all material respects the financial position, the results of operations and the changes in cash flows of the Company and its consolidated subsidiaries in conformity with U.S. generally accepted accounting principles at the respective dates or for the respective periods to which they apply.

(p) Ernst & Young LLP, who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(q) No order preventing or suspending the use of the Prospectus or any Preliminary Prospectus has been issued or threatened by any insurance regulatory authority having jurisdiction over the Company and such subsidiaries.

(r) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company believes is reasonably appropriate; and (ii) the Company does not have any reason to believe that it or any of its Significant Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost as may be necessary to continue its business.

(s) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(t) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company, or (ii) any negative change in the outlook for any rating of any of the Company or any securities of the Company.

(u) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(v) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to adversely materially affect, the Company’s internal control over financial reporting.

(w) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(x) The Company acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Any certificate signed by an officer of the Company and delivered to the Managers or counsel for the Underwriters in connection with the closing of the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Underwriters’ Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Underwriters’ Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Underwriters’ Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Underwriters’ Securities to the Underwriters duly paid.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters hereunder to purchase the Securities, are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, the time of each sale of the Securities and at the time of purchase, the performance by the Company in all material respects of its obligations hereunder to be performed at or prior to the Closing Date and to the following additional conditions precedent:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

(i) this Agreement has been duly authorized, executed and delivered by the Company;

(ii) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939; the Securities have been duly authorized, and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Indenture and the Securities will be valid and binding obligations of the Company enforceable in accordance with their terms;

(iii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities, will not (A) violate any Covered Law or (B) violate the certificate of incorporation or by laws of the Company or (C) result in a default under or breach or violation of any agreement filed as an exhibit to the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K under Item 601 (b)(10) of Regulation S-K;

(iv) all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made;

(v) the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be on the Closing Date, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

Such counsel may state that it is expressing no opinion in paragraphs (ii) and (iii) above, insofar as performance by the Company of its obligations under the documents referred to therein is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Also, for purposes of the opinions in paragraphs (iii) and (iv) above, “Covered Laws” means the federal laws of the United States and the laws of the State of New York (including the published rules or regulations thereunder) that in such counsel’s experience normally are applicable to general business corporations and transactions such as those contemplated by the Indenture, the Securities and this Agreement; provided, however, that such term does not include Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Indenture, the Securities, this Agreement or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status or assets.

Such counsel shall also furnish you its letter, dated the Closing Date to the effect that as counsel to the Company, it reviewed the Registration Statement, the Basic Prospectus, the Prospectus and the documents listed in Schedule B to its opinion (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”) and participated in discussions with your representatives and those of the Company, and its independent registered public accounting firm. Such counsel’s letter shall also state that between the date of the Prospectus and the time of delivery of its letter, it participated in further discussions with your representatives and those of the Company and its independent registered public accounting firm concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, an opinion addressed to you from internal counsel of the Company and letters addressed to you from the Company’s independent registered public accounting firm. Such counsel’s letter shall state that on the basis of the information that it gained in the course of the performance of the services referred to above, considered in the light of its understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience it has gained through its practice under the Securities Act, it confirms to you that, in its opinion, the Registration Statement, as of the date of the Prospectus, and the Basic Prospectus, as supplemented by the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Also, such counsel’s letter shall confirm to you that the statements contained in the Prospectus under the captions “Description of the Senior Notes” and “Underwriting” in the Prospectus and under the caption “Description of Debt Securities” in the Basic Prospectus insofar as they relate to provisions of documents described therein constitute a fair and accurate summary of such provisions in all material respects.

Such counsel’s letter shall state that further, nothing that came to its attention in the course of such review has caused it to believe that, insofar as relevant to the offering of the Securities,

(A) the Registration Statement, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(B) the Time of Sale Prospectus, as of 2:00 P.M. on September 8, 2010, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel’s letter shall further state that it also advises you that nothing that came to its attention in the course of the procedures described in the second sentence of the preceding paragraph has caused it to believe that the Prospectus, as of the time of delivery of its letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such letter may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that it does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus or the Time of Sale Prospectus, except to the extent specifically noted in the fourth sentence of the third preceding paragraph. Also, such counsel may state that it does not express any opinion or belief as to the financial statements or schedules or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus or the Time of Sale Prospectus, or as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the independent registered public accounting firm’s report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Prospectus or the Time of Sale Prospectus, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

(d) The Underwriters shall have received on the Closing Date an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(i) and 5(c)(ii), the statements contained in the Prospectus under the caption “Description of the Senior Notes” and “Underwriting” in the Prospectus and under the caption “Description of Debt Securities” in the Basic Prospectus (but only insofar as relevant to the offering of the Securities) and clauses A, B and C above.

(e) The Underwriters shall have received on the Closing Date an opinion of Susan N. Roth, Vice President and Corporate Secretary of the Company, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

(ii) the Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii) the Company is qualified to do business, and is in good standing, as a foreign corporation under the laws of each jurisdiction in which the business conducted by it requires such qualification or, if not so qualified and in good standing in any such jurisdiction, such failure to be so qualified and in good standing, as of the date of the opinion will not have a Material Adverse Effect;

(iv) each Significant Subsidiary of the Company has been duly organized, and is existing and in good standing, as applicable, as a corporation under the laws of its jurisdiction of incorporation, except where the failure of any such Significant Subsidiary to be so would not, in each case, have a Material Adverse Effect; and all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except for 49,900 shares of the stock of UnumProvident Finance Company plc), and, to the best knowledge of such counsel, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except in the case of each for such liens, encumbrances, equities or claims that would not, in each case individually or collectively, have a Material Adverse Effect;

(v) to the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) this Agreement has been duly authorized, executed and delivered by the Company;

(vii) the Indenture has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented;

(viii) the Securities have been duly authorized by the Company and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented;

(ix) the sale of the Securities and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such conflicts, breaches and violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor would such actions reasonably be expected to result in (1) any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or (2) any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in the case of clause (2) above, for such violations that would not reasonably be expected to have a Material Adverse Effect;

(x) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offering of the Securities by the Underwriters;

(xi) the documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and other financial information contained or incorporated by reference therein, as to which such counsel need express no belief), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

(xii) the Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the time of delivery of the Securities to the purchasers thereof on the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations thereunder.

Such counsel may state that it does not purport to be an expert on or to be qualified to express any opinion concerning any law other than the laws of the State of Tennessee, the Delaware General Corporation Law and the federal laws of the United States that in such counsel’s experience normally are applicable to general business corporations and transactions such as those contemplated by the Indenture, the Securities and this Agreement. In addition, such counsel may state that insofar as the preceding opinions may relate to matters governed by or arising under the laws of (i) the State of New York, counsel has relied on the opinion of Sullivan & Cromwell LLP, special counsel to the Company, furnished to the Underwriters pursuant to Section 5(c) of this Agreement and (ii) the United Kingdom, counsel has relied on the opinion of Charlotte Birks, Corporate Secretary of Unum Limited and Unum European Holding Company Limited.

The opinion of counsel for the Company described in Sections 5(c) and 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The Company shall have delivered to the Managers and their counsel such further information, certificates and documents as they may reasonably request.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To prepare a final term sheet substantially in the form of Schedule III hereto and to file the final term sheet pursuant to Rule 433(d) under the Securities Act within the timeframe presented by such rule and, except for the final term sheet, to furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to become subject to taxation in any jurisdiction in which it is not otherwise subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

7. Covenants of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters’ Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Underwriters’ Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Underwriters’ Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Underwriters’ Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters’ Securities and the aggregate principal amount of Underwriters’ Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Underwriters’ Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Underwriters’ Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours, UNUM GROUP

By:	/s/ Kevin A. McMahon
	Name:	Kevin A. McMahon
	Title:	SVP and Corporate Treasurer

Accepted as of the date hereof MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Thomas Curran
	Name:	Thomas Curran
	Title:	Managing Director

By:	/s/ Alex Cowley
	Name:	Alex Cowley
	Title:	Executive Director
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

SCHEDULE I

Managers:	Morgan Stanley & Co. Incorporated and UBS Securities LLC

Manager authorized to release lock-up under Section 2:	Morgan Stanley & Co. Incorporated and UBS Securities LLC

Manager authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. Incorporated and UBS Securities LLC

Indenture:	Indenture dated as of September 30, 2009 between the Company and the Trustee

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Registration Statement File No.:	333-155283

Time of Sale Prospectus:	1. Prospectus dated November 12, 2008 relating to the Shelf Securities

2. Preliminary Prospectus Supplement dated September 8, 2010 relating to the Securities

3. Issuer Free Writing Prospectus dated September 8, 2010 relating to the Securities, attached as Schedule III

Securities To Be Purchased:	5.625% Senior Notes due 2020

Aggregate Principal Amount:	$400,000,000

Purchase Price:	99.229% of the principal amount of the Securities, plus accrued interest, if any, from September 15, 2010

Maturity:	September 15, 2020

Interest Rate:	5.625% per annum, accruing from September 15, 2010

Interest Payment Dates:	March 15 and September 15 commencing March 15, 2011

Closing Date and Time:	September 15, 2010 9:00 a.m.

I-1

Closing Location:	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006

Address for Notices to Underwriters:

Morgan Stanley & Co. Incorporated

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

Phone: (212) 761-6691

Facsimile: (212) 507-8999

and

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Attention: Fixed Income Syndicate

Phone: (203) 719-1088

Facsimile: (203) 719-0495

Address for Notices to the Company:	Unum Group 1 Fountain Square Chattanooga, Tennessee 37402 Attn: Kevin McMahon Senior Vice President and Treasurer Email: kmcmahon@unum.com Phone: 1-423-294-1272 Facsimile: 1-423-757-7969

Significant Subsidiaries:	Provident Life and Accident Insurance Company, The Paul Revere Life Insurance Company, Unum Life Insurance Company of America, Colonial Life & Accident Insurance Company, Unum Limited, Unum European Holding Company Limited, UnumProvident Finance Company plc

I-2

SCHEDULE II

Underwriter	Principal Amount of Securities To Be Purchased
Morgan Stanley & Co. Incorporated	$128,000,000
UBS Securities LLC	60,000,000
J.P. Morgan Securities LLC	40,000,000
Wells Fargo Securities, LLC	44,000,000
SunTrust Robinson Humphrey, Inc.	36,000,000
Barclays Capital Inc.	32,000,000
Citigroup Global Markets Inc.	28,000,000
Deutsche Bank Securities Inc.	32,000,000

Total	$400,000,000

II-1

SCHEDULE III

Filed Pursuant to Rule 433

Registration No. 333-155283

Issuer Free Writing Prospectus dated September 8, 2010 relating to

Preliminary Prospectus Supplement dated September 8, 2010 to

Prospectus dated November 12, 2008

Unum Group

Final Term Sheet Relating to

$400,000,000 Aggregate Principal Amount of

5.625% Senior Notes due 2020

This term sheet relates to the senior notes referenced above (the “notes”) and should be read together with the preliminary prospectus supplement dated September 8, 2010 and the prospectus dated November 12, 2008 (including the documents incorporated by reference therein) relating to the notes offering before making a decision in connection with an investment in the notes. The information in this term sheet supersedes the information in the preliminary prospectus supplement to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the preliminary prospectus supplement.

Issuer:	Unum Group (the “Issuer”)

Title of Notes:	5.625% Senior Notes due 2020

Aggregate Principal Amount Offered:	$400,000,000 aggregate principal amount of notes

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Public Offering Price:	99.879% of principal amount

Underwriting Discount:	0.65% of principal amount; $2,600,000 total

Proceeds, before Expenses:	99.229% of principal amount; $396,916,000 total

Stated Maturity Date:	September 15, 2020

Interest Payment Dates:	Semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2011

Record Dates:	March 1 and September 1

Coupon:	5.625% per annum

Redemption Provision:	Make Whole Call at any time at a discount rate of Treasury plus 45 basis points

Benchmark Treasury:	2.625% due August 15, 2020

Benchmark Treasury Price	99-27 1/2

Benchmark Treasury Yield:	2.641%

III-1

Spread over Benchmark:	300 basis points

Yield to Maturity:	5.641%

Day Count Convention:	30/360

Legal Format:	SEC Registered

CUSIP Number:	91529YAH9

Listing:	None

Anticipated Ratings:[1]

Moody’s	[Reserved]

S&P	[Reserved]

Fitch	[Reserved]

Trade Date:	September 8, 2010

Settlement Date:	T+5; September 15, 2010

Joint Book-Running Managers:	Morgan Stanley & Co. Incorporated, UBS Securities LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC

Senior Co-Manager:	SunTrust Robinson Humphrey, Inc.

Co-Managers:	Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc.

The Issuer has filed a registration statement (including a prospectus and related prospectus supplement) with the U.S. Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the prospectus supplement for this offering if you request them by contacting Morgan Stanley & Co. Incorporated, 180 Varick Street, 2nd Floor, New York, New York 10014; Attention: Prospectus Department or by email at prospectus@morganstanley.com; UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Prospectus Specialist, or by phone at (877) 827-6444, extension 561 3884; J.P. Morgan Securities LLC collect at (212) 834-4533; or Wells Fargo Securities, LLC at (800) 326-5897.

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